Exhibit 99.1

WestRock Reports Fiscal 2018 First Quarter Results

ATLANTA, Ga., January 29, 2018 (GLOBE NEWSWIRE) -- WestRock Company (WestRock) (NYSE:WRK), a leading provider of differentiated paper and packaging solutions, today announced results for its fiscal first quarter ended December 31, 2017.

First Quarter 2018 Highlights

•	Earned $4.38 per diluted share and $0.87 of adjusted earnings per diluted share compared to $0.32 per diluted share and $0.47 of adjusted earnings per diluted share in the prior year quarter.
•	The Company’s first quarter of fiscal 2018 results included an estimated income tax benefit of $1.1 billion, or $4.19 per diluted share, as a result of the enactment of the Tax Cuts and Jobs Act.
•	The adjusted tax rate was 25.2% for the quarter and the effective tax rate was not meaningful.
•	WestRock’s Corrugated Packaging segment delivered Segment EBITDA margin of 19.6% and North American Adjusted Segment EBITDA margin of 21.4%, up 480 and 560 basis points, respectively.
•	Achieved $60 million in year-over-year productivity and a run rate of $910 million of synergy and performance improvements since the creation of WestRock
•	Invested $108 million in the Gondi, S.A. de C.V. (“Grupo Gondi”) joint venture to support its capital expansion plans, bringing WestRock’s ownership interest to 32.3%.

“Our team executed well against our strategy and delivered a strong quarter to start our fiscal year. We are creating value for our customers with WestRock’s differentiated portfolio of paper and packaging solutions,” said Steve Voorhees, WestRock’s chief executive officer. “The outlook for paper and packaging remains attractive and we are well positioned to achieve our financial goals for fiscal 2018 and beyond.”

Consolidated Financial Results

WestRock’s performance for the three months ended December 31, 2017 and December 31, 2016 (in millions):

	Three Months Ended	Three Months Ended
	Dec. 31, 2017	Dec. 31, 2016	Change

Net sales	$3,894.0	$3,447.2	$446.8

Segment income	$355.8	$230.8	$125.0
Non-allocated expenses	(8.3)	(14.7)	6.4
Depreciation	226.9	214.6	12.3
Amortization	80.8	60.6	20.2
Less: Deferred financing costs	(1.5)	(1.1)	(0.4)
Segment EBITDA	$653.7	$490.2	$163.5
Inventory step-up, net of LIFO	0.6	-	0.6
Adjusted Segment EBITDA	$654.3	$490.2	$164.1

The $447 million increase in net sales was primarily attributable to $235 million of increased Corrugated Packaging segment sales driven by higher selling price/mix, $252 million of increased Consumer Packaging segment sales, primarily due to the contribution from the Multi Packaging Solutions (“MPS”) acquisition, partially offset by the absence of net sales from WestRock’s former Home Health & Beauty (“HH&B”) business in the current year quarter due to the sale of HH&B in April 2017. In addition, Land and Development segment sales were $43 million lower.

The $125 million increase in segment income was primarily due to $123 million of increased Corrugated Packaging segment income and $5 million of increased Consumer Packaging segment income, which was partially offset by $2 million of decreased Land and Development segment income.

Additional information about the changes in segment sales and segment income is included in the segment discussions below.

Restructuring and Other Items

Restructuring and other items during the first quarter of fiscal 2018 included the following pre-tax costs and expenses:
•	$10 million of integration expenses
•	$4 million of restructuring costs primarily associated with the consolidation of operations and on-going costs related to previously closed facilities
•	$2 million of acquisition expenses

Multiemployer Pension Withdrawal

During the first quarter of fiscal 2018, WestRock submitted notification to withdraw from the Pace Industry Union-Management Pension Fund (“PIUMPF”) and recorded an estimated withdrawal liability of $180 million. The estimate assumes the withdrawal liability will be paid over 20 years and a one-time payment of our expected portion of the accumulated funding deficiency.

Cash Provided By Operating, Financing and Investing Activities

Net cash provided by operating activities was $364 million in the first quarter of fiscal 2018, compared to $517 million in the prior year quarter primarily due to changes in working capital and decreased real estate sales. Total debt was $6.6 billion at December 31, 2017. Consistent with WestRock’s disciplined capital allocation strategy, during the first quarter, WestRock invested $214 million in capital expenditures, paid $110 million in dividends to its stockholders and invested $108 million to increase its ownership interest in Grupo Gondi.

Segment Results

Corrugated Packaging Segment

	Three Months Ended	Three Months Ended
	Dec. 31, 2017	Dec. 31, 2016	Change

Segment sales	$2,178.6	$1,943.6	$235.0

Segment income	$264.1	$141.5	$122.6
Depreciation	137.0	123.5	13.5
Amortization	26.1	21.9	4.2
Segment EBITDA	$427.2	$286.9	$140.3
Inventory step-up, net of LIFO	0.6	-	0.6
Adjusted Segment EBITDA	$427.8	$286.9	$140.9

Operating Highlights for the Three Months Ended December 31, 2017:

•	The Corrugated Packaging segment delivered Segment EBITDA margin of 19.6% and North American Adjusted EBITDA margin of 21.4%, up 480 and 560 basis points, respectively.
•
Segment sales increased $235 million primarily due to an estimated $182 million of favorable corrugated selling price/mix and $42 million of higher corrugated volume including the impact of Hurricane Matthew on the prior year quarter

•	Segment income increased $123 million as favorable corrugated selling price/mix and productivity were only partially offset by cost inflation and other items
•	North America box shipments increased 4.0% on a per day basis
•	Brazil box shipments increased 7.1%

Consumer Packaging Segment

	Three Months Ended	Three Months Ended
	Dec. 31, 2017	Dec. 31, 2016	Change

Segment sales	$1,763.3	$1,510.9	$252.4

Segment income	$92.4	$87.6	$4.8
Depreciation	88.0	88.6	(0.6)
Amortization	54.0	38.4	15.6
Segment EBITDA	$234.4	$214.6	$19.8

Operating Highlights for the Three Months Ended December 31, 2017:
•
Segment sales increased $252 million primarily due to a $424 million increase from acquisitions, partially offset by a $143 million decrease related to the sale of HH&B and $25 million of aggregate lower volume along with unfavorable price/mix

•	Segment income increased $22 million due to acquisitions, which was partially offset by $14 million of HH&B income in the prior year quarter
•	Shipments of paperboard and converted products increased 7%, driven primarily by acquisitions

Land and Development Segment

	Three Months Ended	Three Months Ended
	Dec. 31, 2017	Dec. 31, 2016	Change

Segment sales	$11.4	$54.0	$(42.6)

Segment income (loss)	$(0.7)	$1.7	$(2.4)
Depreciation	0.1	0.2	(0.1)
Segment EBITDA	$(0.6)	$1.9	$(2.5)

WestRock’s monetization strategy is proceeding as previously disclosed. In the three months ended December 31, 2017, the Company recorded a $28 million pre-tax non-cash impairment of certain mineral rights and real estate, which is not included in the segment loss. We have excluded the results of the Land and Development segment, as well as the impairment noted above, from adjusted earnings per diluted share.

Conference Call

As previously announced, WestRock will host a conference call to discuss its results of operations for the first quarter of fiscal 2018 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on January 29, 2018. The conference call, which will be webcast live, an accompanying slide presentation, and this press release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 833-287-0804 (inside the U.S.) or 647-689-4463 (outside the U.S.) at least 15 minutes prior to the start of the call and enter the passcode 4387815. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated paper and packaging solutions that help them win in the marketplace. WestRock’s 45,000 team members support customers around the world from more than 300 operating and business locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements (i) concerning our estimates of the impact of enactment of the Tax Cuts and Jobs Act, (ii) that the outlook for paper and packaging remains attractive and we are well positioned to achieve our financial goals for fiscal 2018 and beyond and (iii) related to our estimated withdrawal liability associated with PIUMPF. With respect to these statements, WestRock has made assumptions regarding, among other things, the results and impacts of the strategic combination of Rock-Tenn Company and MeadWestvaco Corporation’s respective businesses;  the current financial situation of PIUMPF; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; and competitive conditions in WestRock's businesses and possible adverse actions of their customers, competitors and suppliers. Further, WestRock's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as a hurricane, winter or tropical storm, earthquake, tornado, flood, fire, or other unanticipated problems such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions; our desire or ability to continue to repurchase company stock; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)
	Three Months Ended December 31,
	2017	2016

Net sales	$3,894.0	$3,447.2
Cost of goods sold	3,111.6	2,855.9
Selling, general and administrative, excluding intangible amortization	366.2	336.3
Selling, general and administrative intangible amortization	72.5	52.6
Multiemployer pension withdrawal	180.0	-
Land and Development impairment	27.6	-
Restructuring and other costs	16.3	81.0
Operating profit	119.8	121.4
Interest expense, net	(64.8)	(54.1)
Loss on extinguishment of debt	(1.0)	-
Other income, net	2.5	1.1
Equity in income of unconsolidated entities	3.8	13.7
Income before income taxes	60.3	82.1
Income tax benefit (expense)	1,073.2	(3.6)
Consolidated net income	1,133.5	78.5
Less: Net loss attributable to noncontrolling interests	1.6	2.4
Net income attributable to common stockholders	$1,135.1	$80.9

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$1,135.1	$80.9
Less: Distributed and undistributed income available to participating securities	(0.2)	-
Distributed and undistributed income available to common stockholders	$1,134.9	$80.9

Diluted weighted average shares outstanding	259.2	255.3

Diluted earnings per share	$4.38	$0.32

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended December 31,
	2017	2016
Net sales:

Corrugated Packaging	$2,178.6	$1,943.6
Consumer Packaging	1,763.3	1,510.9
Land and Development	11.4	54.0
Intersegment Eliminations	(59.3)	(61.3)
Total net sales	$3,894.0	$3,447.2

Income before income taxes:

Corrugated Packaging	$264.1	$141.5
Consumer Packaging	92.4	87.6
Land and Development	(0.7)	1.7
Total segment income	355.8	230.8

Multiemployer pension withdrawal	(180.0)	-
Land and Development impairment	(27.6)	-
Restructuring and other costs	(16.3)	(81.0)
Non-allocated expenses	(8.3)	(14.7)
Interest expense, net	(64.8)	(54.1)
Loss on extinguishment of debt	(1.0)	-
Other income, net	2.5	1.1
Income before income taxes	$60.3	$82.1

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Consolidated net income	$1,133.5	$78.5

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	307.7	275.2
Cost of real estate sold	7.6	51.3
Deferred income tax benefit	(1,234.6)	(18.8)
Loss on extinguishment of debt	1.0	-
Share-based compensation expense	14.6	17.1
Loss (gain) on disposal of plant and equipment and other, net	1.5	(0.4)
Equity in income of unconsolidated entities	(3.8)	(13.7)
Pension and other postretirement funding (more) less than expense (income)	(23.9)	(17.0)
Multiemployer pension withdrawal	180.0	-
Gain on sale or deconsolidation of subsidiaries	(0.3)	-
Cash surrender value increase in excess of premium paid	(11.5)	(6.3)
Impairment adjustments	6.4	38.1
Distributed earnings from equity investments	0.1	8.6
Other non-cash items	(10.0)	(13.4)
Land and Development impairment	27.6	-
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	81.9	53.8
Inventories	(74.0)	(45.3)
Other assets	9.2	(16.0)
Accounts payable	(89.4)	166.5
Income taxes	118.2	(2.9)
Accrued liabilities and other	(78.3)	(37.9)
Net cash provided by operating activities	363.5	517.4

Investing activities:

Capital expenditures	(214.1)	(176.1)
Cash received for purchase of businesses, net of cash acquired	3.4	3.5
Investment in unconsolidated entities	(110.7)	(1.4)
Corporate-owned life insurance premium paid	-	(0.7)
Return of capital from unconsolidated entities	0.6	9.5
Proceeds from sale of property, plant and equipment	12.1	4.7
Net cash used for investing activities	(308.7)	(160.5)

Financing activities:

Additions to revolving credit facilities	87.6	3.4
Additions to debt	475.3	0.6
Repayments of debt	(1,050.6)	(5.5)
Changes in commercial paper, net	554.7	-
Other financing repayments, net	(13.5)	(10.6)
Issuances of common stock, net of related minimum tax withholdings	11.4	9.2
Purchases of common stock	-	(68.0)
Excess tax benefits from share-based compensation	-	0.7
Advances from unconsolidated entity	0.7	1.0
Cash dividends paid to shareholders	(109.6)	(100.4)
Cash distributions paid to noncontrolling interests	(1.5)	(21.0)
Net cash used for financing activities	(45.5)	(190.6)

Effect of exchange rate changes on cash and cash equivalents	(1.0)	(13.9)
Increase in cash and cash equivalents	8.3	152.4
Cash and cash equivalents at beginning of period	298.1	340.9
Cash and cash equivalents at end of period	$306.4	$493.3

Supplemental disclosure of cash flow information
Cash paid during the period for:
Income taxes, net of refunds	$41.8	$23.5
Interest, net of amounts capitalized	$27.2	$20.5

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	December 31,	September 30,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$306.4	$298.1
Restricted cash	5.9	5.9
Accounts receivable (net of allowances of $45.9 and $45.8)	1,804.3	1,886.8
Inventories	1,869.2	1,797.3
Other current assets	317.0	329.2
Assets held for sale	162.4	173.6
Total current assets	4,465.2	4,490.9

Property, plant and equipment, net	9,063.9	9,118.3
Goodwill	5,524.8	5,528.3
Intangibles, net	3,268.6	3,329.3
Restricted assets held by special purpose entities	1,285.9	1,287.4
Prepaid pension asset	384.8	368.0
Other assets	1,143.7	966.8
Total Assets	$25,136.9	$25,089.0

Liabilities and Equity
Current liabilities:
Current portion of debt	$1,244.6	$608.7
Accounts payable	1,402.3	1,492.1
Accrued compensation and benefits	314.3	416.7
Other current liabilities	526.1	492.3
Total current liabilities	3,487.3	3,009.8

Long-term debt due after one year	5,365.8	5,946.1
Pension liabilities, net of current portion	271.6	279.4
Postretirement medical liabilities, net of current portion	151.4	153.4
Non-recourse liabilities held by special purpose entities	1,159.8	1,161.9
Deferred income taxes	2,278.0	3,410.2
Other long-term liabilities	1,025.0	737.4
Redeemable noncontrolling interests	4.4	4.7

Total stockholders' equity	11,353.4	10,342.5
Noncontrolling interests	40.2	43.6
Total Equity	11,393.6	10,386.1
Total Liabilities and Equity	$25,136.9	$25,089.0

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide investors and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Adjusted Segment EBITDA

WestRock uses “Adjusted Segment EBITDA”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. The consolidated financial results and segment tables include a reconciliation of “Adjusted Segment EBITDA” to “Segment EBITDA”.

Adjusted Segment EBITDA Margins

WestRock uses “Adjusted Segment EBITDA Margins”, along with other factors, to evaluate our segment performance against our peers. Management believes this measure is also useful to investors to evaluate WestRock’s performance relative to its peers. “Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Segment EBITDA by Segment sales. “Adjusted Segment EBITDA Margin” is calculated for each segment by dividing that segment’s Adjusted Segment EBITDA by Adjusted Segment Sales.

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income for the quarter ended December 31, 2017 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment / Net Sales	$2,178.6	$1,763.3	$11.4	$(59.3)	$3,894.0
Less: Trade Sales	(86.4)	-	-	-	(86.4)
Adjusted Segment Sales	$2,092.2	$1,763.3	$11.4	$(59.3)	$3,807.6

Segment income (loss)	$264.1	$92.4	$(0.7)	$-	$355.8
Non-allocated expenses	-	-	-	(8.3)	(8.3)
Depreciation & Amortization	163.1	142.0	0.1	2.5	307.7
Less: Deferred Financing costs	-	-	-	(1.5)	(1.5)
Segment EBITDA	$427.2	$234.4	$(0.6)	$(7.3)	$653.7
Plus: Inventory step-up	0.6	-	-	-	0.6
Adjusted Segment EBITDA	$427.8	$234.4	$(0.6)	$(7.3)	$654.3

Segment EBITDA Margins	19.6%	13.3%
Adj. Segment EBITDA Margins	20.4%	13.3%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment Sales	$1,928.1	$109.9	$140.6	$2,178.6
Less: Trade Sales	(86.4)	-	-	(86.4)
Adjusted Segment Sales	$1,841.7	$109.9	$140.6	$2,092.2

Segment Income	$248.6	$11.6	$3.9	$264.1
Depreciation & Amortization	144.7	15.9	2.5	163.1
Segment EBITDA	$393.3	$27.5	$6.4	$427.2
Plus: Inventory step-up	0.6	-	-	0.6
Adjusted Segment EBITDA	$393.9	$27.5	$6.4	$427.8

Segment EBITDA Margins	20.4%	25.0%		19.6%
Adj. Segment EBITDA Margins	21.4%	25.0%		20.4%

Set forth below is a reconciliation of Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment EBITDA Margins to the most directly comparable GAAP measures, Segment Sales and Segment Income for the quarter ended December 31, 2016 (in millions, except percentages):

	Corrugated Packaging	Consumer Packaging	Land and Development	Corporate / Elim.	Consolidated

Segment / Net Sales	$1,943.6	$1,510.9	$54.0	$(61.3)	$3,447.2
Less: Trade Sales	(74.0)	-	-	-	(74.0)
Adjusted Segment Sales	$1,869.6	$1,510.9	$54.0	$(61.3)	$3,373.2

Segment Income	$141.5	$87.6	$1.7	$-	$230.8
Non-allocated expenses	-	-	-	(14.7)	(14.7)
Depreciation & Amortization	145.4	127.0	0.2	2.6	275.2
Less: Deferred Financing costs	-	-	-	(1.1)	(1.1)
Segment EBITDA	$286.9	$214.6	$1.9	$(13.2)	$490.2
Plus: Inventory step-up	-	-	-	-	-
Adjusted Segment EBITDA	$286.9	$214.6	$1.9	$(13.2)	$490.2

Segment EBITDA Margins	14.8%	14.2%
Adj. Segment EBITDA Margins	15.3%	14.2%

	North American Corrugated	Brazil Corrugated	Other	Total Corrugated Packaging

Segment Sales	$1,717.0	$101.7	$124.9	$1,943.6
Less: Trade Sales	(74.0)	-	-	(74.0)
Adjusted Segment Sales	$1,643.0	$101.7	$124.9	$1,869.6

Segment income (loss)	$131.7	$9.9	$(0.1)	$141.5
Depreciation & Amortization	127.8	14.9	2.7	145.4
Segment EBITDA	$259.5	$24.8	$2.6	$286.9
Plus: Inventory step-up	-	-	-	-
Adjusted Segment EBITDA	$259.5	$24.8	$2.6	$286.9

Segment EBITDA Margins	15.1%	24.4%		14.8%
Adj. Segment EBITDA Margins	15.8%	24.4%		15.3%

Adjusted Operating Cash Flow

WestRock uses the non-GAAP financial measure “Adjusted Operating Cash Flow”. Management believes this non-GAAP financial measure provides WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance relative to other periods because it excludes certain cash restructuring and other costs, net of tax that management believes are not indicative of the ongoing operating results of the business. WestRock believes that the most directly comparable GAAP measure is “Net cash provided by operating activities”. Set forth below is a reconciliation of “Adjusted Operating Cash Flow” to Net cash provided by operating activities for the three months ended December 31, 2017 (in millions).

Net cash provided by operating activities	$363.5
Plus: Cash Restructuring and other costs, net of income tax benefit of $3.7	10.3
Adjusted Operating Cash Flow	$373.8

Adjusted Net Income and Adjusted Earnings per Diluted Share

WestRock uses the non-GAAP financial measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with useful information to evaluate its performance because they exclude restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use these measures to evaluate its performance relative to other periods. WestRock believes that the most directly comparable GAAP measures are Net income attributable to common stockholders, represented in the table below as the GAAP Results for Consolidated net income (i.e. Net of Tax) plus Noncontrolling interests, and Earnings per diluted share, respectively. This press release includes a reconciliation of Earnings per diluted share to Adjusted earnings per diluted share. Set forth below is a reconciliation of Adjusted net income to Net income attributable to common stockholders (in millions).

	Three Months Ended Dec. 31, 2017

	Pre-Tax	Tax	Net of Tax
GAAP Results (1)	$60.3	$1,073.2	$1,133.5
Impact of Tax Cuts and Jobs Act	-	(1,086.9)	(1,086.9)
Multiemployer pension withdrawal	179.1	(46.6)	132.5
Restructuring and other items	16.3	(4.0)	12.3
Acquisition inventory step-up	0.6	(0.2)	0.4
Land and Development operating results including impairment	25.9	(6.5)	19.4
Losses at closed plants and transition costs	13.2	(3.5)	9.7
Accelerated depreciation on major capital projects	5.1	(1.3)	3.8
Loss on extinguishment of debt	1.0	(0.2)	0.8
Other	(1.4)	0.3	(1.1)
Adjusted Results	$300.1	$(75.7)	$224.4
Noncontrolling interests			1.6
Adjusted Net Income			$226.0

(1)
The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (benefit) expense" and "Consolidated net income", respectively, as reported on the statements of income.

	Three Months Ended Dec. 31, 2016

	Pre-Tax	Tax	Net of Tax
GAAP Results (1)	$82.1	$(3.6)	$78.5
Restructuring and other items	81.0	(21.7)	59.3
One-time state tax benefit	-	(23.8)	(23.8)
Land and Development operating results including impairment	(1.0)	0.4	(0.6)
Losses at closed plants and transition costs	4.2	(1.4)	2.8
Other	2.5	(0.8)	1.7
Adjusted Results	$168.8	$(50.9)	$117.9
Noncontrolling interests			2.4
Adjusted Net Income			$120.3

(1)
The GAAP results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax (benefit) expense" and "Consolidated net income", respectively, as reported on the statements of income.

Adjusted Tax Rate

WestRock uses the non-GAAP financial measure “Adjusted Tax Rate”. Management believes this non-GAAP financial measure is useful because it adjusts our effective tax rate to exclude the impact of restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. “Adjusted Tax Rate” is calculated as “Adjusted Tax Expense” divided by “Adjusted Pre-Tax Income”. WestRock believes that the most directly comparable GAAP measure is “Income tax expense”. Set forth in the table above is a reconciliation of “Adjusted Tax Expense” to “Income tax expense” for the three months ended December 31, 2017. The results of which, are included in the table below to compute the “Adjusted Tax Rate” (in millions).

Three Months

Adusted pre-tax income	$300.1
Adjusted tax expense	(75.7)
$224.4

Adjusted Tax Rate	25.2%

Adjusted Earnings per Diluted Share

Set forth below is a reconciliation Earnings per diluted share to Adjusted earnings per diluted share.

	Three Months Ended	Three Months Ended
	December 31, 2017	December 31, 2016

Earnings per diluted share	$4.38	$0.32

Impact of Tax Cuts and Jobs Act	(4.19)	-
Multiemployer pension withdrawal	0.51	-
Restructuring and other items	0.05	0.22
One-time state tax benefit	-	(0.09)
Land and Development operating results including impairment	0.07	-
Losses at closed plants and transition costs	0.04	0.01
Accelerated depreciation on major capital projects	0.01	-
Other	-	0.01
Adjusted earnings per diluted share	0.87	$0.47

CONTACT:

WestRock

Investors:	Media:
James Armstrong, 470-328-6327	John Pensec, 470-328-6397
Vice President, Investor Relations	Director, Corporate Communications
james.armstrong@westrock.com	mediainquiries@westrock.com

John Stakel, 678-291-7901
Senior Vice President – Treasurer
john.stakel@westrock.com